PURCHASE AND SALE AGREEMENT

         THIS AGREEMENT is made and entered effective December 31, 1997, by and among ROBERTS BEHEER B.V., a company organized under the laws of the Netherlands ("Roberts Beheer" or the "Seller"), Q.E.P. CO., INC., a corporation organized under the laws of Delaware ("Q.E.P." or the "Purchaser"), and Roberts Consolidated Industries, Inc., a corporation organized under the laws of Delaware and which is wholly-owned by Q.E.P. ("Roberts USA").

                                    RECITALS

         WHEREAS, on or about March 12, 1992, Seller and certain affiliated parties entered into a License and Distribution Agreement (the "License Agreement"), pursuant to which, among other things, Seller was granted an exclusive license by Roberts USA to use the Intellectual Property (hereinafter defined) of Roberts USA within the Territory (hereinafter defined); and

         WHEREAS, effective December 31, 1997, Roberts Beheer and Q.E.P. Holding B.V. entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which Q.E.P. Holding B.V. will purchase, and Roberts Beheer will sell, all of the outstanding capital stock of Roberts Holland; and

         WHEREAS, Purchaser desires to purchase, and Seller desires to sell, all of the Seller's rights, privileges, benefits, title and interest to the License Agreement and the Intellectual Property;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, and in reliance upon the representations and warranties contained herein, the parties hereto agree as follows:


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                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, the License Agreement and its Exhibits and Schedules are attached hereto and are incorporated herein as Exhibit "I." All terms used herein shall have the same meaning as set forth in the License Agreement, except any terms used in this Agreement which are not defined in the License Agreement shall have the meaning set forth as definitions in this Article, unless the specific context clearly requires a different meaning. The singular used in any defined terms shall include the plural and the plural use shall include the singular.

         AGREEMENT means this Agreement and all Exhibits and Schedules hereto.

         CLOSING has the meaning given to it in Section 2.3.

         CLOSING DATE has the meaning given to it in Section 2.3.

         INTELLECTUAL PROPERTY means all Trademarks, Tradenames and Technical Information, including trade dress logos, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connections therewith, all other proprietary rights and all copies and tangible embodiments thereof (in whatever form or medium), granted to Seller pursuant to the License Agreement.

         KNOWLEDGE means, when used in the context of Knowledge of Seller, the actual Knowledge of the officers, directors, employees, agents or representatives of Roberts Beheer.

         LICENSE AGREEMENT means that certain License and Distribution Agreement, dated March 12, 1992, by and among Seller, certain subsidiaries of Seller and Roberts USA, and all underlying rights, privileges, benefits, title and interest to, among other things, the Trademarks, Tradenames, Products and Technical Information thereto (as defined in the License Agreement).

         PURCHASE PRICE has the meaning given it in Section 2.2.

         PURCHASER means Q.E.P. Co., Inc., a corporation organized under the laws of Delaware.

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         SELLER means Roberts Beheer B.V., a company organized under the laws of the Netherlands.

                                   ARTICLE II

                        PURCHASE OF THE LICENSE AGREEMENT

         Subject to the terms and conditions set forth in this Agreement:

         SECTION 2.1 PURCHASE OF LICENSE AGREEMENT. At the Closing, as defined below, Seller shall endorse and deliver such instruments, documents, certificates or instructions as may be necessary to transfer and convey all of Seller's rights, title and interest in and to the License Agreement and its underlying Intellectual Property rights, privileges and benefits thereto to Purchaser (the "Purchase"). Upon receipt of such documents, instruments, certificates or instructions, and upon the Closing, Purchaser shall become the beneficial and record holder of the License Agreement and entitled to all of the rights, benefits and privileges with respect thereto, free of all encumbrances, liens, security interests or other claims, and any and all obligations of the Seller under or in relation to the License Agreement as from the Closing Date shall be transferred to, assumed and accepted by the Purchaser.

         SECTION 2.2 PURCHASE PRICE FOR THE LICENSE AGREEMENT. The aggregate purchase price for the License Agreement and its underlying Intellectual Property rights, privileges and benefits thereto shall consist of cash in the amount of Two Hundred Eighty-Eight Thousand U.S. Dollars ($288,000.00) (the "Purchase Price"), which shall be delivered to Seller at the Closing subject to and upon the terms and conditions hereof and the representations and warranties contained herein, and which shall be paid in the form of a wire transfer of immediately available funds through a financial institution designated by the Seller. Such payment shall be $288,000.00 U.S. Dollars.

         SECTION 2.3 CLOSING. The closing of this Agreement (the "Closing") shall take place at the offices of Schut/van Os Notarissen, Honthortstraat 3, Amsterdam on January 20, 1998 (the "Closing

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



Date"), or such other place or date as the parties hereto may agree, but no later than January 31, 1998.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser that the statements contained in this Article III are true, correct and complete in all material respects as of the date of this Agreement.

         SECTION 3.1 AUTHORIZATION. This Agreement has been duly and validly executed and delivered by Seller and the agreements, representations and warranties contained herein constitute valid and binding obligations, representations and warranties of Seller enforceable in accordance with their terms. This Agreement and the consummation of the transactions contemplated hereby have been duly and unanimously approved by the management board of Seller.

         SECTION 3.2 NO CONFLICTING AGREEMENTS. The execution and delivery of this Agreement by Seller does not, and consummation by Seller of the transactions contemplated hereby will not, (a) to the Knowledge of Seller, violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to Seller or to the License Agreement or its underlying Intellectual Property rights, benefits or privileges, (b) conflict with or result in a breach of any of the terms, conditions or provisions of the articles of association or bylaws (or similar governing documents) of Seller or of any material agreement or instrument to which Seller is a party, or (c) result in the creation or imposition of any lien, charge, security interest, encumbrance, restriction or claim upon the License Agreement or the underlying Intellectual Property rights, benefits or privileges.

         SECTION 3.3 MATERIAL MISSTATEMENTS OR OMISSIONS. Neither this Agreement nor any other document, certificate or written statement furnished to Purchaser by or on behalf of Seller in connection with this Agreement contains any untrue statement of a material fact, or omits any

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material fact necessary to make the statements contained herein or therein not misleading in light of the context in which they were made.

         SECTION 3.4 NO KNOWN ADVERSE EFFECTS. Seller has no Knowledge of any fact which materially adversely affects, or will materially adversely affect, the Purchase which has not been set forth in writing in this Agreement or disclosed in the other documents, certificates or written statements furnished to Purchaser by or on behalf of Seller in connection herewith.

         SECTION 3.5 CONSENTS AND APPROVALS. The execution and delivery by Seller of this Agreement, and the performance by Seller of its obligations hereunder, does not require Seller to obtain any consent, approval, agreement, or action of, or make any filing with or give any notice to, any corporation, person, entity, or firm or any public, governmental or judicial authority except
(i) such as have been duly obtained or made, as the case may be, and/or will be duly obtained and made and in full force and effect as of the Closing, (ii) those as to which the failure to obtain would have no material adverse effect on the Purchase or the License Agreement, and (iii) approval of the Seller's management board, which shall be obtained prior to the execution hereof.

         SECTION 3.6 LITIGATION. There are no actions, proceedings or investigations pending or, to the Knowledge of Seller, threatened against Seller, concerning the License Agreement or the underlying Intellectual Property rights thereto, before any court or administrative agency which could result in any material adverse effect on the License Agreement or the underlying Intellectual Property rights, benefits or privileges thereto. Furthermore, no employee or former employee of Seller has any claim with respect to any Intellectual Property rights of Seller or any claim with respect to the License Agreement or the underlying Intellectual Property rights, benefits or privileges thereto.

         SECTION 3.7 REGISTRATIONS. All registrations which are listed on
EXHIBIT 3.8 are in good standing, valid, subsisting and in full force and effect in accordance with their terms. None of the Intellectual Property or Seller's right thereto is, to Seller's Knowledge, being infringed or otherwise

                                       -5-


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violated by any person or entity. The use of the Intellectual Property by the
Seller, the use and sale by or for Seller of Products incorporating the Intellectual Property and the use or application of Products incorporating the Intellectual Property by customers of Seller in accordance with promotions or recommendations of Seller, do not to Seller's Knowledge, infringe or otherwise violate any rights of any person or entity solely as a result of the use, sale, application or incorporation of such Intellectual Property, and there is no pending or, to Seller's Knowledge, threatened claim alleging any such infringement or violation. In addition, there is no pending or, to Seller's Knowledge, threatened claim alleging any defect in or invalidity, misuse or unenforceability of or challenging the ownership or use of or Seller's rights with respect to any of the Intellectual Property rights.

         SECTION 3.8 TITLE TO INTELLECTUAL PROPERTY. The License Agreement to be transferred to Purchaser pursuant to this Agreement includes all of the rights, title and interest granted to and used by Seller pursuant to the License Agreement. The execution and delivery of this Agreement and related documents by the parties and the payment by Purchaser to Seller of the Purchase Price set forth in Section 2.1 hereof will result in Purchaser's immediate acquisition of all right, title and interest to the License Agreement and the underlying Intellectual Property rights, benefits and privileges thereto, free and clear of any liens, encumbrances, security agreements, equities, options, claims, charges and restrictions.

         SECTION 3.9 DISCLOSURE. To the Knowledge of Seller, Seller has disclosed to Purchaser all material facts and information relating to the License Agreement and all underlying Intellectual Property rights, interest, benefits and privileges thereto.

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                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Sellers that the statements contained in this Article V are true, correct and complete as of the date of this Agreement.

         SECTION 4.1 ORGANIZATION AND QUALIFICATION OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and authority to own and operate its properties and to carry on its business.

         SECTION 4.2 AUTHORIZATION. This Agreement and all other agreements contemplated hereby to be executed and delivered by Purchaser have been duly and validly authorized by the board of directors of Purchaser, duly and validly executed and delivered by Purchaser, and the agreements, representations, and warranties contained herein and therein constitute valid and binding obligations, representations, and warranties of Purchaser enforceable in accordance with their respective terms.

         SECTION 4.3 MATERIAL MISSTATEMENTS OR OMISSIONS. Neither this Agreement nor any other document, certificate or statement furnished to Seller by or on behalf of Purchaser in connection with this Agreement contains any untrue statement of a material fact, or omits any material fact necessary to make the statements contained herein and therein not misleading in light of the context in which they were made.

         SECTION 4.4 NO KNOWN ADVERSE EFFECTS. Roberts USA has no knowledge of any infringement of the terms and conditions of the License Agreement by Seller except as set forth on Exhibit 4.4.

                                    ARTICLE V

                                 INDEMNIFICATION

         SECTION 5.1 INDEMNIFICATION. For purposes of this Agreement, the indemnification provisions set forth in Section 5.5 of the Stock Purchase Agreement are incorporated herein and

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



apply to the parties hereto as if set forth in full. Notwithstanding the preceding sentence, for purposes of this Agreement, the Maximum Indemnification (as defined in the Stock Purchase Agreement) in connection with the Purchase shall be 10% of the Purchase Price (as defined in Section 2.2 herein).

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.1 NOTICE. All notices required or permitted to be given hereunder shall be in writing, signed by the sender, and delivered by personal delivery overnight courier service or by registered or certified mail to:

         If to Purchaser:  Q.E.P. Co., Inc.
                           1081 Holland Drive
                           Boca Raton, Florida  33487
                           (561) 241-2830 (fax)
                           Attention:    Lewis Gould, President
                                         Marc Applebaum, Chief Financial Officer

         With a copy to:   Berliner Zisser Walter & Gallegos, P.C.
                           1700 Lincoln Street, Suite 4700
                           Denver, Colorado 80203-4547
                           Attention: Robert W. Walter, Esq.

         If to Seller:     Roberts Beheer B.V.
                           P.O. Box 64, Parallelweg
                           3360 AB Sliedrecht
                           The Netherlands
                           (31) (0) 184-495758 (fax)
                           Attention:    Marinus Schimmel

         With a copy to:   Nauta Dutilh
                           Bowman House
                           29 Wilson Street
                           London EC2M 25J
                           United Kingdom
                           (44) (0) (171) 588 6888 (fax)
                           Attention: Dirk W. Blaisse, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

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         SECTION 6.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the
representations and warranties of the parties contained in this Agreement and all claims and causes of action with respect thereto shall terminate upon the second anniversary of the Closing Date. In the event notice of a claim for indemnification under this Agreement is given within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive with respect to such claim until such time as such claim is fully resolved. This Section 6.2 shall not limit any agreement of the parties hereto which by its terms requires performance after the Closing.

         SECTION 6.3 FURTHER ASSURANCES. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request. The parties agree to use their best efforts in good faith to satisfy the various conditions to Closing required to be satisfied by them and to consummate the transactions provided for herein as expeditiously as possible. The parties will not take or knowingly permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of their representations and warranties contained herein to be or become untrue in any material respect.

         SECTION 6.4. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including all exhibits and schedules attached hereto) (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise.

         SECTION 6.5. VALIDITY. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the

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application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

         SECTION 6.6. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any dispute arising in connection with this Agreement or any further agreement resulting from or concluded in connection with this Agreement shall be brought before a competent court in Delaware, United States of America.

         SECTION 6.7. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 6.8. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as provided in Section 6.4, nothing in this Agreement express or implied is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 6.9. PERSONAL LIABILITY. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Purchaser or Seller or any supervisory board member, officer, director, employee, agent, representative or investor of any party hereto.

         SECTION 6.10. SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of any party to perform its agreements hereunder, including its failure to take all actions as are necessary on its part to the Closing of the Purchase, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to

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compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

         SECTION 6.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   PURCHASER:

                                   Q.E.P. CO., INC.

                                   By:    /S/ LEWIS GOULD
                                       -----------------------------------------
                                       Lewis Gould, President

                                   SELLER:

                                   ROBERTS BEHEER B.V.

                                   By:__________________________________________


                                   ROBERTS CONSOLIDATED INDUSTRIES, INC.

                                   By:    /S/ LEWIS GOULD
                                       -----------------------------------------
                                       Lewis Gould, President


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